UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

Pyxus International, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, Old Holdco, Inc. (formerly known as Pyxus International, Inc.) (“Old Pyxus”) and its former subsidiaries Alliance One International, LLC, Alliance One North America, LLC, Alliance One Specialty Products, LLC and GSP Properties, LLC (collectively with Old Pyxus, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization in order to effectuate a financial restructuring of the Debtors’ debt.

On August 21, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) pursuant to the Bankruptcy Code, which approved and confirmed the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Pyxus International, Inc. and Its Affiliated Debtors (as supplemented and amended, the “Plan”).

On August 24, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms, and the Debtors emerged from the Chapter 11 Cases. Any capitalized terms not defined in this Current Report on Form 8-K have the meanings assigned to them in the Plan.

In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and the Plan, Old Pyxus completed a series of transactions pursuant to which the business assets and operations of Old Pyxus were vested in a new Virginia corporation, Pyxus Holdings, Inc. (“Pyxus Holdings”), which is an indirect subsidiary of the registrant, a newly formed Virginia corporation which has been named Pyxus International, Inc. (the “Company”). Under the Plan, all suppliers, vendors, employees, trade partners, foreign lenders and landlords are unimpaired and will be satisfied in full in the ordinary course of business, and the existing trade and customer contracts and terms of Old Pyxus will be maintained by the Company. The Company will continue to operate the Old Pyxus business in the ordinary course, and Old Pyxus will be wound down.

The foregoing description of the Confirmation Order and the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Confirmation Order and the Plan, copies of which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K is being filed by the Company as the initial report of the Company to the Securities and Exchange Commission (the “Commission”) and as notice that the Company is the successor issuer to Old Pyxus under Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of the Company’s common stock, no par value (“common stock”), are deemed to be registered under Section 12(g) of the Exchange Act. The Company is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and, in accordance therewith, will file reports and other information with the Commission. The first periodic report to be filed by the Company with the Commission will be its Quarterly Report on Form 10-Q for the period ending September 30, 2020.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Plan, the Company and certain of its subsidiaries entered into the agreements described below.

ABL Credit Facility. On the Effective Date, Pyxus Holdings entered into an Exit ABL Credit Agreement (the “ABL Credit Agreement”), dated as of August 24, 2020 by and among, amongst others, Pyxus Holdings, certain lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent to establish an asset-based revolving credit facility (the “ABL Facility”). The ABL Facility may be used for revolving credit loans from time to time up to an initial maximum principal amount of $75.0 million, subject to the limitations described below in this paragraph. Under certain conditions, Pyxus Holdings may solicit the lenders under the ABL Facility to provide additional revolving loan commitments under the ABL Facility in an aggregate amount not to exceed $15.0 million. The ABL Facility is required to be drawn at all times in an amount greater than or equal to the lesser of (i) 25% of total commitments under the ABL Facility and (ii) $18.75 million. The amount available under the ABL Facility is limited by a borrowing base consisting of eligible accounts receivable and inventory as follows:

•	85% of eligible accounts receivable, plus

•

the lesser of (i) 70% of eligible inventory valued at the lower of cost (based on a first-in first-out basis) and market value thereof (net of intercompany profits) or (ii) 85% of the appraised net-orderly-liquidation value of eligible inventory.

The ABL Facility permits both base rate borrowings and LIBOR borrowings. Borrowings under the ABL Facility bear interest at an annual rate equal to LIBOR plus 475 basis points or 375 basis points above base rate, as applicable, with a fee on unutilized commitments at an annual rate of 100 basis points.

The ABL Facility matures on February 24, 2023, subject to extension on terms and conditions set forth in the ABL Credit Agreement.

The ABL Facility may be prepaid from time to time, in whole or in part, without prepayment or premium, subject to a termination fee of 50 basis points upon the permanent reduction of commitments under the ABL Facility, including at maturity. In addition, customary mandatory prepayments of the loans under the ABL Facility are required upon the occurrence of certain events including, without limitation, certain dispositions of assets outside of the ordinary course of business in respect of certain collateral securing the ABL Facility and certain casualty and condemnation events. With respect to base rate loans, accrued interest is payable monthly in arrears on the last business day of each calendar month and, with respect to LIBOR loans, accrued interest is payable monthly and on the last day of any applicable interest period.

Pyxus Holdings’ obligations under the ABL Facility (and certain related obligations) are (a) guaranteed by Pyxus Parent, Inc. and the Company and all of Pyxus Holdings’ domestic subsidiaries, and each of Pyxus Holdings’ future material domestic subsidiaries is required to guarantee the ABL Facility on a senior secured basis (including Pyxus Holdings, collectively, the “ABL Loan Parties”) and (b) secured by the Collateral, as described below, which is owned by the ABL Loan Parties.

The liens and other security interests granted by the ABL Loan Parties on the Collateral for the benefit of the lenders under the ABL Facility (and certain related secured parties) are, subject to certain permitted liens, secured by first-priority security interests on ABL Priority Collateral (as defined in the ABL/Term Loan/Notes Intercreditor Agreement) with the security interests securing the Term Loan Credit Facility and the Senior Secured First Lien Notes junior thereto, as described more fully below. The obligations of Pyxus Holdings and each other ABL Loan Party under the ABL Facility and any related guarantee have respective priorities on the Collateral as set forth in the ABL/Term Loan/Notes Intercreditor Agreement.

Cash Dominion. Under the terms of the ABL Facility, if (i) an event of default has occurred and is continuing or (ii) excess borrowing availability under the ABL Facility (based on the lesser of the commitments thereunder and the borrowing base) (the “Excess Availability”) falls below the greater of (x) $7.5 million and (y) 10% of the lesser of (A) the commitments under the ABL Facility at such time and (B) the borrowing base at such time (such greater amount being the “Cash Dominion Threshold”), the ABL Loan Parties will become subject to cash dominion, which will require daily prepayment of loans under the ABL Facility with the cash deposited in certain deposit accounts of the ABL Loan Parties, including concentration accounts, and will restrict the ABL Loan Parties’ ability to transfer cash from their concentration accounts to their disbursement accounts. Such cash dominion period (a “Dominion Period”) shall end when (i) if arising as a result of a continuing event of default, such event of default ceases to exist, or (ii) if arising as a result of non-compliance with the Excess Availability threshold, Excess Availability shall be equal to or greater than the Cash Dominion Threshold for a period of 30 consecutive days.

Financial Covenants. The ABL Credit Agreement governing the ABL Facility contains a springing covenant requiring that the Company’s fixed charge coverage ratio be no less than 1.00 to 1.00 during any Dominion Period.

Affirmative and Restrictive Covenants. The ABL Credit Agreement governing the ABL Facility contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s and its restricted subsidiaries‘ ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	make investments;

•	pay dividends and make other restricted payments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as Unrestricted Subsidiaries.

The description of the ABL Credit Agreement and the ABL Facility set forth herein is qualified in its entirety by reference to the ABL Credit Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Term Loan Credit Facility. On the Effective Date, Pyxus Holdings entered into an Exit Term Loan Credit Agreement (the “Term Loan Credit Agreement”), dated as of August 24, 2020 by and among, amongst others, Pyxus Holdings, certain lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent to establish a term loan credit facility in an aggregate principal amount of approximately $213.5 million (the “Term Loan Credit Facility”). The aggregate principal amount of loans outstanding under the Debtors’ debtor-in-possession financing facility, and related fees, were converted into, or otherwise satisfied with the proceeds of, the Term Loan Credit Facility.

The Term Loan Credit Facility permits both base rate borrowings and LIBOR borrowings. Borrowings under the Term Loan Credit Facility bear interest at an annual rate equal to LIBOR plus 800 basis points or 700 basis points above base rate, as applicable. In addition to the cash interest payments, from and after the first anniversary of the Term Loan Credit Agreement, the term loans under the Term Loan Credit Facility bear “payment in kind” interest in an annual rate equal to 100 basis points, which rate increases by an additional 100 basis points on each of the second, third and fourth anniversaries of closing of the Term Loan Credit Agreement.

The Term Loan Credit Facility matures on February 24, 2025.

The Term Loan Credit Facility may be prepaid from time to time, in whole or in part, without prepayment or penalty. In addition, customary mandatory prepayments of the loans under the Term Loan Credit Facility are required upon the occurrence of certain events including, without limitation, certain dispositions of assets outside of the ordinary course of business in respect of certain collateral securing the Term Loan Credit Facility and certain casualty and condemnation events. With respect to base rate loans, accrued interest is payable monthly in arrears on the last business day of each calendar month and, with respect to LIBOR loans, accrued interest is payable on the last day of any applicable interest period.

Pyxus Holdings’ obligations under the Term Loan Credit Facility (and certain related obligations) are (a) guaranteed by Pyxus Parent, Inc. and the Company, all of Pyxus Holdings’ domestic subsidiaries and certain of Pyxus Holdings’ foreign subsidiaries (subject to certain limitations) (the “Foreign Guarantors”), and each of Pyxus Holdings’ future material domestic subsidiaries is required to guarantee the Term Loan Credit Facility on a senior secured basis (including Pyxus Holdings, collectively, the “Term Facility Loan Parties”) and (b) secured by the Collateral, as described below, which is owned by the Term Facility Loan Parties.

The liens and other security interests granted by the Term Facility Loan Parties on the Collateral for the benefit of the lenders under the Term Loan Credit Facility (and certain related secured parties) are, subject to certain permitted liens, secured by first-priority security interests on the Term Loan Priority Collateral and a junior lien on the ABL Priority Collateral and the Notes Priority Collateral (in each case as defined in the ABL/Term Loan/Notes Intercreditor Agreement and the Term Loan/Notes Intercreditor Agreement (together, the “Intercreditor Agreements”). The obligations of Pyxus Holdings and each other Term Facility Loan Party under the Term Loan Credit Facility and any related guarantee have respective priorities on the Collateral as set forth in the Intercreditor Agreements described below.

Affirmative and Restrictive Covenants. The Term Loan Credit Agreement governing the Term Loan Credit Facility contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	make investments;

•	pay dividends and make other restricted payments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as Unrestricted Subsidiaries.

The description of the Term Loan Credit Agreement and the Term Loan Credit Facility set forth herein is qualified in its entirety by reference to the Term Loan Credit Agreement filed as Exhibit 10.2 hereto, which is incorporated by reference herein.

Senior Secured First Lien Notes. On the Effective Date, Pyxus Holdings issued approximately $280.8 million in aggregate principal amount of its 10.00% Senior Secured First Lien Notes due 2024 (the “Notes”) to holders of Allowed First Lien Notes Claims (as defined in the Plan) pursuant to an Indenture (the “Indenture”) dated as of the Effective Date, among Pyxus Holdings, the initial guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent. The Notes bear interest at a rate of 10.00% per year, payable semi-annually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2020, to holders of record at the close of business on the preceding February 1 and August 1, respectively. The Notes mature on August 24, 2024.

Guarantees. The Notes are initially guaranteed on a senior secured basis by the Company, all of the Company’s material domestic subsidiaries (other than Pyxus Holdings) and the Foreign Guarantors, on a subordinated basis to the guarantees securing the Term Loan Facility, and each of its future material domestic subsidiaries are required to guarantee the Notes on a senior secured basis.

Optional Redemption. At any time prior to August 24, 2022, Pyxus Holdings may redeem the Notes, in whole or in part, at a redemption price equal to the “make-whole” amount as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. On or after August 24, 2022, Pyxus Holdings may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the periods specified below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
From August 24, 2022 to August 23, 2023	105.000%
From August 24, 2023 to February 23, 2024	102.500%
On or after February 24, 2024	100.000%

Mandatory Repurchase Offers. Upon a “Change of Control” (as defined in the Indenture), Pyxus Holdings will be required to make an offer to repurchase the Notes at a price in cash equal to 101% of the principal amount thereof. Upon certain asset sales, Pyxus Holdings may be required to make an offer to repurchase the Notes at a price in cash equal to 100% of the principal amount thereof.

Certain Covenants. The Indenture contains covenants that will impose restrictions on Pyxus Holdings, the Company and the Company’s subsidiaries (other than subsidiaries that may in the future be designated as “Unrestricted Subsidiaries” under the Indenture), including on their ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	make investments;

•	pay dividends and make other restricted payments;

•	sell certain assets;

•	create liens;

•	enter into sale and leaseback transactions;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and

•	enter into transactions with affiliates.

The description of the Indenture and the Notes set forth herein is qualified in its entirety by reference to the Indenture, which includes the form of the Notes, filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

Collateral. The liens and other security interests granted by Pyxus Holdings and the guarantors on the Collateral for the benefit of the noteholders are, subject to certain permitted liens, secured by first-priority security interests on the Notes Priority Collateral and a junior lien on the ABL Priority Collateral and the Term Loan Priority Collateral (in each case as defined in the Intercreditor Agreements. The obligations of Pyxus Holdings and each other guarantor have respective priorities with respect to the guarantees and the Collateral as set forth in the Intercreditor Agreements described below.

Intercreditor Agreements. The priority of the obligations under each of the Notes, the ABL Facility and the Term Loan Credit Facility are set forth in the two intercreditor agreements entered into in connection with the Plan, including the issuance of the Notes and the establishment of the ABL Facility and the Term Loan Credit Facility.

ABL/Term Loan/Notes Intercreditor Agreement. The intercreditor relationship between, (i) on one hand, the holders of obligations under the ABL Facility, the guarantees thereof and certain related obligations and (ii) on the other hand, (A) the holders of obligations under the Term Loan Credit Facility, the guarantees thereof and certain related obligations and (B) the holders of obligations under the Notes, the guarantees thereof and certain related obligations, is governed by the ABL/Term Loan/Notes Intercreditor Agreement. Pursuant to the terms of the ABL/Term Loan/Notes Intercreditor Agreement, Pyxus Holdings’ obligations under the ABL Facility, the guarantees thereof and certain related obligations have first priority liens on the Collateral consisting of ABL Priority Collateral (as defined therein), including certain accounts receivable and inventory and certain related intercompany notes, cash, deposit accounts, related general intangibles and instruments, certain other related assets of the foregoing entities and proceeds of the foregoing (other than identifiable cash proceeds of the Term Loan Priority Collateral or the Notes Priority Collateral, each as defined below), with the obligations under the Notes and the Term Loan Facility having junior priority liens on the ABL Priority Collateral. Pursuant to the ABL/Term Loan/Notes Intercreditor Agreement, Pyxus Holdings’ collective obligations under the Term Loan Credit Facility and the Notes, the guarantees thereof and certain related obligations have first priority liens on the Notes Priority Collateral which consists of the Collateral that is not ABL Priority Collateral, including owned material real property in the United States, capital stock of subsidiaries owned directly by Pyxus Holdings or a guarantor, existing and after acquired intellectual property rights, equipment, related general intangibles and instruments and certain other assets related to the foregoing and proceeds of the foregoing, with the obligations under the ABL Facility having junior priority liens on the Notes Priority Collateral.

Term Loan/Notes Intercreditor Agreement. The intercreditor relationship between and among the holders of obligations under the Term Loan Credit Facility, the guarantees thereof and certain related obligations and the holders of obligations under the Notes, the guarantees thereof and certain related obligations is governed by the Term Loan/Notes Intercreditor Agreement. Pursuant to the terms of the Term Loan/Notes Intercreditor Agreement, Pyxus Holdings’ obligations under the Term Loan Credit Facility, the guarantees thereof and certain related obligations have senior priority liens on the Term Loan Priority Collateral consisting of (i) all assets and property of Pyxus Holdings and any domestic Guarantor constituting ABL Priority Collateral up to (A) $125,000,000, minus (B) the aggregate principal amount of loans and the aggregate face amount of letters of credit outstanding under the ABL Credit Agreement, and (ii) all assets and property of any Foreign Guarantor constituting Collateral securing the Term Loan Agreement, with the obligations under the Notes having junior priority liens on the Term Loan Priority Collateral (the “ABL Priority Collateral Cap”). The liens securing the Notes and the Term Loan Facility on the ABL Priority Collateral in excess of the ABL Priority Collateral Cap will be secured on a pari passu basis. Further, the guarantees of the Foreign Guarantors in respect of the Notes are subordinated in right of payments to the guarantees of the Foreign Guarantors in respect of the Term Loan Facility. Pursuant to the Term Loan/Notes Intercreditor Agreement, Pyxus Holdings’ obligations under the Notes, the guarantees thereof and certain related obligations have first priority liens on all Notes Priority Collateral, with the obligations under the Term Loan Facility having junior priority liens on the Notes Priority Collateral.

Shareholders Agreement. On August 24, 2020, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”), among the Company and the investors listed therein, each other beneficial owner of the Company’s common stock as of the date of the Shareholder Agreement deemed to be a party thereto pursuant to the Plan and other persons that may from time to time become parties thereto (collectively, the “Investors”). The Shareholders Agreement provides that each of Glendon Capital Management LP (together with its affiliates, the “Glendon Investor”) and Monarch Alternative Capital LP (together with its affiliates, the “Monarch Investor”) shall be entitled to nominate two individuals to serve on the seven-member board of directors of the Company so long as it beneficially owns at least 20% of the outstanding shares of the Company’s common stock, or one individual to serve as such a director if it beneficially owns fewer than 20% of the outstanding shares but at least 10% of the outstanding shares. The Shareholders Agreement provides that the Investors shall take all necessary action to elect such nominees of each of the Glendon Investor and the Monarch Investor as directors, as well as the election of the chief executive officer of the Company as a director and other individuals qualifying as independent directors to be selected by Investors that beneficially own 5% or more of the outstanding shares of common stock of the Company, as determined by a majority of the shares of the Company’s common stock beneficially owned by such Investors. The Shareholders Agreement provides that the chairperson of the board of directors of the Company is to be elected by a majority of the directors that had been nominated by the Glendon Investor (the “Glendon Directors”) and those that had been nominated by the Monarch Investor (the “Monarch Directors”), with the chairperson of such board to be elected by the board of directors of the Company if the Glendon Directors and Monarch Directors are together fewer than three in number or fail to appoint a chairperson. The Shareholders Agreement also includes provisions for the removal and replacement of the Glendon Directors at the request of the Glendon Investor and the removal and replacement of the Monarch Directors at the request of the Monarch Director, as well as provisions with respect to the calling and quorum of meetings of the board of directors of the Company, membership of committees of the board of directors of the Company and compensation and insurance of members of the board of directors of the Company.

The Shareholders Agreement also provides for tag-along rights for Investors beneficially owning 1% or more of the outstanding shares of the Company’s common stock (the “1% Investors”) upon the transfer by an Investor or group of Investors of 20% or more of the outstanding shares of the Company’s common stock, drag-along rights upon the transfer of shares by an Investor or group of Investors of 50% or more of the outstanding shares of the Company’s common stock, rights of first offer with respect to the transfer by an Investor, subject to certain exceptions, of 1% or more of the outstanding shares of the Company’s common stock, pre-emptive rights to the 1% Investors upon issuance of new securities by the Company, and demand and piggyback registration rights.

The Shareholders Agreement includes the agreement of the Investors not to transfer shares of common stock of the Company (i) in violation of federal and state securities laws, (ii) in a transfer that would cause the Company to be regarded as an “investment company” under the Investment Company Act of 1940, as amended, (iii) in a transfer, at any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, that would cause the number of holders of the Company’s common stock to exceed specified thresholds, or (iv) in a transfer that is, to the knowledge of the transferor after reasonable inquiry, (A) to any specified competitor of the Company or (B) to a person that would become either a beneficial owner of 5% of the outstanding common stock of the Company or a “5-percent shareholder” within the meaning of Section 382 of the Internal Revenue Code and the regulations promulgated thereunder (collectively, a “5% Holder”). The Shareholders Agreement provides that the board of directors may waive these restrictions, provided that any waiver of the restriction with respect to a person that would become a 5% Holder upon such transfer may be waived only if the transferee enters into a joinder agreeing to be bound by the Shareholders Agreement.

The description of the Shareholders Agreement set forth herein is qualified in its entirety by reference to the Shareholders Agreement filed as Exhibit 4.2 hereto, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the ABL Credit Agreement, the Term Loan Credit Agreement and the Indenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, in connection with the Company’s emergence from chapter 11 protection and in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 1145 of the Bankruptcy Code, Old Pyxus distributed or will distribute a total of 25,000,000 shares of common stock of the Company held by Old Pyxus (i) to holders of Allowed Second Lien Notes Claims (as defined in the Plan) and (ii) in satisfaction of the Second Lien Notes RSA Fee Shares (as defined in the Plan), in satisfaction of the Backstop Fee Shares (as defined in the Plan), and on account of the Exit Facility Shares (as defined in the Plan), to the persons entitled thereto pursuant to the terms and conditions of the Restructuring Support Agreement, dated June 14, 2020, by and among Old Pyxus and certain of its creditors party thereto, which was filed as Exhibit 10.1 to the Current Report on Form 8-K of Old Pyxus filed on June 15, 2020 and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Explanatory Note, Item 1.01 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in the Introductory Note and Item 5.02 under the subheading “Board of Directors” is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

In accordance with the Plan, on the Effective Date, the Company’s board of directors (the “Board”) is comprised of three members, consisting of Pieter Sikkel, the Company’s President and Chief Executive Officer, along with Patrick Fallon, who was selected by the Monarch Investor, and Holly Kim, who was selected by the Glendon Investor, in each case consistent with the Shareholders Agreement described above under Item 1.01, which description is incorporated by reference herein.

J. Pieter Sikkel (age 56)

President and Chief Executive Officer of the Company commencing on the Effective Date. Mr. Sikkel has served as President and Chief Executive Officer of Old Pyxus since March 1, 2013, having previously served as President of Old Pyxus from December 14, 2010 through February 28, 2013, as Executive Vice President – Business Strategy and Relationship Management of Old Pyxus from April 2007 through December 13, 2010, and as Regional Director of Asia of Old Pyxus from May 2005 until April 2007. Employed by Standard Commercial from January 1983 until May 2005, serving as Regional Director of Asia from March 1999 until May 2005, Country Manager of China from June 1991 until March 1999, and prior thereto in various positions in South Korea, the Philippines and Thailand.

Patrick Fallon (age 31)

Principal, Monarch Alternative Capital LP. Mr. Fallon is a Principal at Monarch Alternative Capital LP, a New York-based investment firm. Prior to joining Monarch in 2012, Mr. Fallon was an Analyst in the Leveraged Finance Group at Deutsche Bank where he worked on leveraged loan and high yield issuance. Mr. Fallon serves on the Board of Managers of Claire’s Holdings LLC. He previously served as a director on the board of Navig8 Product Tankers Inc. Mr. Fallon earned his B.S. in Economics, Cum Laude, from Duke University.

Holly Kim (age 47)

Partner, Glendon Capital Management LP. Ms. Kim is a founder and partner at Glendon and is a member of its Investment Committee. Previously, she was a Managing Director of Barclays Asset Management Group (BAMG) from 2006 until 2013, sharing responsibility for leading its activities. Prior to BAMG, Ms. Kim was a Managing Director at Oaktree Capital Management where she was employed from 2000 to 2006 with the OCM Opportunities Funds. Prior to joining Oaktree, Ms. Kim was a Consultant for Bain & Company where she developed business strategies for clients in the technology and consumer products industries. She received a B.S. from Cornell University School of Hotel Administration in 1994 and earned an M.B.A. from Harvard Business School in 1999. Ms. Kim currently serves on the board of Hill Street Properties as head of the Audit Committee and has served on numerous other portfolio company boards throughout her investment career.

Neither committee assignments nor compensation arrangements with respect to the Company’s directors have been established. On August 24, 2020, the Company entered into indemnification agreements with each of Ms. Kim and Mr. Fallon in the form of the Indemnification Agreement filed as Exhibit 10.3 (the “Indemnification Agreements”). The Indemnification Agreements provide for the Company’s obligation to indemnify each of Ms. Kim and Mr. Fallon (each, an “Indemnitee”), to the fullest extent permitted by the laws of Virginia, with respect to proceedings that the Indemnitee is, was or is threatened to be a party by reason of the fact that the Indemnitee is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. Each of the Indemnification Agreements sets forth the standard of conduct for which an Indemnitee is not entitled to such indemnification and the procedure for determination of the Indemnitee’s entitlement to indemnification and provides for the advancement of expenses to the Indemnitee in connection with such proceedings. The Indemnification Agreements also provide that the Company is to be the indemnitor of first resort without regard to any rights Indemnitee may have to indemnification, advancement of expenses and/or insurance provided by Glendon Capital Management LP, Monarch Alternative Capital LP and/or certain of their respective affiliates. Rights to indemnification under the Indemnification Agreements are in addition to any rights to indemnification and advancement of expenses that the Indemnitee has under the Company’s Amended and Restated Articles of Incorporation. The description of the Indemnification Agreements set forth herein is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.3 hereto, which is incorporated by reference herein.

In accordance with the Plan, on the Effective Date, Mr. Sikkel became the Company’s principal executive officer, Joel L. Thomas became the Company’s principal financial officer and Philip C. Garofolo became the Company’s principal accounting officer. Biographical information with respect to Mr. Thomas and Mr. Garofolo is set forth below.

Joel L. Thomas (age 53)

Executive Vice President – Chief Financial Officer commencing on the Effective Date. Executive Vice President – Chief Financial Officer of Old Pyxus since January 2014, having previously served as Vice President – Treasurer of Old Pyxus from December 2005 through December 2013.

Philip C. Garofolo (age 38)

Vice President – Controller commencing on the Effective Date. Vice President – Controller of Old Pyxus since December 1, 2018, having previously served as Old Pyxus’ Director of Financial Reporting and Technical Accounting since joining Old Pyxus in February 2017. Immediately prior to joining Old Pyxus, Mr. Garofolo served as Director of Financial Reporting for PowerTeam Services, LLC, a provider of electric and gas utility services. Mr. Garofolo joined Ernst & Young in 2006 and served as Assurance Services Senior Manager in January 2015 when he left Ernst & Young to join PowerTeam Services. Mr. Garofolo is a Certified Public Accountant in North Carolina.

These officers are to receive the same compensation and benefits as had been provided to them by Old Pyxus as of the Effective Date other than with respect to participation in equity benefit plans maintained by Old Pyxus.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Articles of Incorporation

On the Effective Date, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) became effective. The Articles provide that the Company’s authorized capital stock consists of 250,000,000 shares of common stock, without par value (the “Common Stock”), and 10,000,000 shares of preferred stock, without par value (the “Preferred Stock”).

Common Stock. The Articles provide that each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders. The Articles provide that except as required by the Virginia Stock Corporation Act (the “VSCA”), as may be required by the Company’s board of directors under the VSCA and the Special Vote Requirement (described below) (i) any corporate action, except the election of directors, an amendment or restatement of the Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Company’s assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action, (ii) an amendment or restatement of the Articles, a merger, a statutory share exchange, a conversion, a domestication, the sale or other disposition of all or substantially all the Company’s assets other than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, and (iii) directors shall be elected by a majority of the votes entitled to be cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Articles provide that, subject to the rights of holders of Preferred Stock and subject to any other provisions of the Articles or any amendment thereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by its board of directors from time to time

Preferred Stock. The Articles provide that the Company’s board of directors may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class. Prior to the issuance of any shares of a class or series of Preferred Stock, the Company’s board of directors must establish such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment to the Articles setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof.

Prohibition against Issuance of Non-voting Equity. As provided in the Confirmation Order, the Articles include a provision prohibiting the Company from issuing nonvoting equity securities (as such term is defined in Section 101(16) of the Bankruptcy Code) to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section 1123(a)(6) is in effect and applicable to the Company.

No Preemptive Rights. The Articles provide that no holder of shares of any class of the Company has, by virtue of ownership of such shares, any preemptive or preferential right to purchase any shares of any class of the Company or any other securities of the Company.

Board of Directors. The Articles provide that the number of directors of the Company (each, a “Director”) shall be seven or such other number as the board of directors may from time to time determine; provided, that the size of the board of directors shall not be less than five and provided, further, that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board of directors. Directors are to be elected to serve terms expiring at the next annual meeting of shareholders. The Articles further provide that, unless otherwise provided in the Bylaws, if any Director resigns or retires as a member of the board of directors or otherwise becomes unable or unwilling to serve as a Director, the remaining Directors shall fill such vacancy by appointing a Director, and such newly elected Director shall hold office for a term expiring at the next annual meeting of the shareholders.

The Articles include a provision, consistent with the provision included in the Shareholders Agreement as described above, for the election of the chairperson of the board of directors. The Articles also include provisions for the calling of special meetings of shareholders in connection with the request by the Glendon Investor for the removal and replacement of the Glendon Directors and the request of the Monarch Investor for the removal and replacement of the Monarch Directors The Articles include provisions, consistent with those included in the Shareholders Agreement, providing for the rights of Glendon Directors and Monarch Directors to call meetings of the board of directors, the presence of Glendon Directors and Monarch Directors necessary to establish a quorum for meetings of the board of directors, and requirements for the inclusion of Glendon Directors and Monarch Directors in the membership of committees of the board of directors of the Company.

The Articles provide that, to the fullest extent permitted by applicable law, no Director or other person shall have any duty to offer the Company the right to have or participate in any business opportunities before the pursuit or taking of the opportunity by the Director or other person, provided that the taking of such an opportunity by an officer of the Company or a related person of that officer must be approved by the board of directors by action of disinterested directors taken in compliance with the procedures as are set forth in Section 13.1-691 of the VSCA and may be limited by the approving action of the board of directors.

Exculpation and Indemnification. The Articles provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the date hereof, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The Articles require the Company to indemnify (1) any person who is, was or is threatened to be made a party to any proceeding, including a proceeding brought by a shareholder in the right of the Company or brought by or on behalf of shareholders of the Company, by reason of the fact that such person is or was a director or officer of the Company, and (2) any director or officer of the Company who is or was serving at the request of the Company as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding, except that the Company shall make no indemnity against the willful misconduct or knowing violation of the criminal law of any Director or officer. A person is considered to be serving an employee benefit plan at the Company’s request if such person’s duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. The Article require the Company to promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligations to make any indemnity under the Articles and promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such person in connection with such actions and determinations or proceedings of any kind arising therefrom.

Pursuant to the Articles, the Company must take action to indemnify a person seeking indemnification pursuant to the Articles unless the Company determines, within a reasonable time following such person’s demand upon the Company for indemnification, that such person is not entitled to indemnification. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if such a quorum may not be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding, or (iii) by special legal counsel selected in the manner provided in the Articles. The Articles also provide for the advancement of expenses to persons indemnified thereunder in the manner specified in the Articles.

Opt-out from Anti-takeover Statutes. The Articles include an article, carried forward from the Company’s initial articles of incorporation filed with the Virginia State Corporation Commission, providing that Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia (Affiliated Transactions) and Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia (Control Share Acquisitions) shall not apply to the Company.

Special Vote Requirement. Article VIII of the Articles (the “Special Vote Requirement”) provides that any amendment or restatement of the Articles shall, in addition to any vote required under the Articles or the VSCA, require (i) the affirmative vote of a majority of the shares of Common Stock entitled to be voted by the shareholders who are parties to the Shareholders Agreement, voting as a group, (ii) the affirmative vote of the Glendon Investor if as of the record date for shareholder action with respect to such amendment or restatement the Glendon Investor’s Investor Percentage Interest (as defined in the Articles) is at least 5% and (iii) the affirmative vote of the Monarch Investor if as of the record date for shareholder action with respect to such amendment or restatement the Monarch Investor’s Investor Percentage Interest is at least 5%. The Articles provide that, notwithstanding the foregoing, no shareholder vote shall be required to amend the article designating the Company’s registered agent, which may be amended by action of the board of directors pursuant to the VSCA. The Articles further provide that the Bylaws may be amended or restated only by the shareholders of the Company upon the affirmative vote of a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment or restatement; provided, however, that any amendment or restatement of the Bylaws shall in addition require (1) the affirmative vote of a majority of the shares of Common Stock entitled to be voted by the shareholders that are parties to the Shareholders Agreement, voting as a group, (2) the affirmative vote of the Glendon Investor if as of the record date for shareholder action with respect to such amendment or restatement the Glendon Investor’s Investor Percentage Interest is at least 5% and (3) the affirmative vote of the Monarch Investor if as of the record date for shareholder action with respect to such amendment or restatement the Monarch Investor’s Investor Percentage Interest is at least 5%.

Bylaws

Shares and Shareholders. The Bylaws provide that shares of the Company’s capital stock may be certificated or uncertificated and establish procedures for the transfer of shares and the replacement of lost, destroyed or mutilated share certificates. The Bylaws include provisions addressing the holding of shareholder meetings, including the required notice and record date therefor, presiding officer and appointment of voting inspectors. The Bylaws provide that special meetings of the shareholders may be called by the chairperson of the Company’s board of directors, the Chief Executive Officer or a majority of the board of directors or at the request of persons as specified in the Articles.

Advance Notice Requirements. The Bylaws provide that any shareholder entitled to vote in the election of directors generally may nominate at a meeting of shareholders one or more persons for election as a director if written notice of such nomination or nominations is given to and received by the Secretary of the Company in accordance with the requirements of the Bylaws, which notification must include:

•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the nominee’s qualifications to serve as a director;

•	the name and address of the notifying shareholders;

•	the number of shares owned by the notifying shareholder;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with director nominations;

•

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the notifying shareholder; and

•

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the nomination(s).

The Bylaws provide that to be timely such notification must be given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days before the anniversary of the date of the Company’s annual meeting in the immediately preceding year and for the 2021 annual meeting of shareholders not later than the later of one hundred twenty (120) days before the date of such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

The Bylaws provide that for business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, which notification must include:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and record address of the shareholder proposing the business;

•	the number of shares beneficially owned by the shareholder;

•	any material interest the shareholder has in such business;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with the proposal of business;

•

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder; and

•

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business.

The Bylaws provide that to be timely such notification must be given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Company not later than one hundred twenty (120) days before the anniversary of the date of the Company’s annual meeting in the immediately preceding year and for the 2021 annual meeting of shareholders not later than the later of one hundred twenty (120) days before the date of such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

Directors and Officers. The Bylaws include provisions addressing meetings of the board of directors of the Company, including the required notice for meetings, the conduct of such meetings, and related matters. The Bylaws provide Directors are to be paid reasonable compensation for their services as Directors, including any service on any committee of the board of directors, as determined by the board of directors from time to time, and may be paid (i) an additional amount determined by the board of directors for their services as chairperson of the board of directors or chairperson of any special or standing committee of the board of directors and (ii) a fixed sum for attendance at each regular, adjourned, or special meeting of the board of directors or any special or standing committee thereof, which amounts may be paid in cash or other property. The Bylaws further provide that the Company shall pay or reimburse the reasonable, documented out-of-pocket expenses incurred by the Directors in connection with their service as Directors, and that each Glendon Director and each Monarch Director may assign his or her right to receive such compensation to the Glendon Investor (or any affiliate thereof) or the Monarch Investor (or any affiliate thereof), respectively. The Bylaws also provide for the officers of the Company and the responsibilities of the officers.

Exclusive Forum. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Richmond Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the City of Richmond, Virginia, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the VSCA, the Articles or the Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company governed by the internal affairs doctrine that is not included in clause (i), (ii) or (iii) above.

The foregoing descriptions of the Articles and Bylaws are qualified in their entirety by the full text of the Articles and Bylaws, copies of which are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Confirmation Order, incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K, filed August 24, 2020 (File No. 001-13684)

2.2	Plan of Reorganization, incorporated by reference to Exhibit 2.2 to the registrant’s Current Report on Form 8-K, filed August 24, 2020 (File No. 001-13684)

3.1	Amended and Restated Articles of Incorporation of Pyxus International, Inc.

3.2	Amended and Restated Bylaws of Pyxus International, Inc.

4.1	Indenture

4.2	Shareholders Agreement

10.1	ABL Credit Agreement

10.2	Term Loan Credit Agreement

10.3	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2020

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr. Senior Vice President – Chief Legal Officer and Secretary